UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

Elite Data Services, Inc.
(F/K/A Dynamic Energy Alliance Corporation)
(Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

4447 N Central Expressway Suite 110-135, Dallas, TX 75403
(Address of principal executive offices)

(972) 885-3981
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ELITE DATA SERVICES, INC. (F/K/A DYNAMIC ENERGY ALLIANCE CORPORATION)

CURRENT REPORT ON FORM 8-K

Item 3.03 Material Modification to Rights of Securities Holders

On November 4, 2013 our Board of Directors approved a proposal for a Reverse Split and to change the name of the company from Dynamic Energy Alliance Corporation to Elite Data Services, Inc. (the “Company” or “DEAC”). The name change and reverse split was effected by means of an amendment to the articles of incorporation of the Company in accordance with applicable Florida state laws. The action was approved by the written consent of a majority of all shareholders entitled to vote on the record date. The actual affirmative vote was 52.38% of all shares issued and outstanding.

As of November 4, 2013 (the "Record Date"), the Company had 196,050,937 shares of Common Stock issued and outstanding out of 300,000,000 authorized shares of Common Stock. As of the Record Date DEAC had 0 shares of Series A Convertible Preferred Stock issued and outstanding out of 200,000,000 authorized shares of Series A Convertible Preferred Stock.

Holders of record of the Common Stock and Series A Convertible Preferred Stock at the close of business on the Record Date were entitled to participate in the written consent of our shareholders. Each share Common Stock was entitled to one vote and each share of Series A Convertible Preferred Stock was entitled to one vote.

REVERSE SPLIT

At the effective time of the Reverse Split, all of the outstanding shares of our outstanding Common Stock were automatically converted into a smaller number of shares, at the reverse split ratio of 1:1300.

THE REASONS FOR THE REVERSE SPLIT

The Reverse Split was intended to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares. In approving the Reverse Split, the Directors considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Directors also believed that most investment funds are reluctant to invest in lower priced stocks.

However, the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

POTENTIAL RISKS OF THE REVERSE SPLIT

There can be no assurance that the bid price of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase its ability to attract employees and other service providers or that the market price of the post-split Common Stock can be maintained. The market price of the Company's Common Stock is also based on its financial performance, market condition, the market perception of its future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company's Common Stock declines after the Reverse Split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a Reverse Split.

POTENTIAL EFFECTS OF THE REVERSE SPLIT

For each holder of Common Stock, the number of shares held was reduced by the Reverse Split as follows: the number of shares held before the Reverse Split was divided by 1300, and if the result had a fractional component, the result is that cash will be given in lieu of any fractional shares. By way of example, a shareholder with 130,001 shares of Common Stock before the Reverse Split will hold 100 shares of Common Stock upon completion of the Reverse Split and will receive cash in lieu of the fractional remaining share.

The issuance of cash in lieu of fractional shares will effect a small change in the relative percent ownership of the respective common shareholders. This change is not expected to be material.

Accounting Matters. The par value of the Company’s Common Stock remained unchanged at $0.0001 per share after the Reverse Split. Also the capital account of the Company remained unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Effect on Authorized and Outstanding Shares. Based on the stockholdings at November 4, 2013, there were 196,050,937 shares of Common Stock issued and outstanding. As a result of the Reverse Split, the number of shares of capital stock issued and outstanding (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities) was reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by one thousand three hundred (1300), minus any shares that were eliminated with cash in lieu of fractional shares.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to the Reverse Split remained the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change, solely as a result of the Reverse Split. The Reverse Split was effectuated simultaneously for all of the Company's Common Stock and the exchange ratio was the same for all shares of the Company's Common Stock. The Reverse Split affected all of our shareholders uniformly and did not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent caused by the exchange of cash in lieu of fractional shares. The Reverse Split did not alter the respective voting rights and other rights of shareholders.

The Reverse Split was not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

As a result of the Reverse Split, there was a reduction in the number of shares of Common Stock issued and outstanding and no change to the number of authorized shares of the Company’s Common Stock under the Company’s Articles of Incorporation, as amended. Because the number of issued and outstanding shares of Common Stock decreased, the number of shares of Common Stock remaining available for issuance in the future increased.

EFFECTIVENESS OF THE REVERSE SPLIT

Exchange of Certificates After Split. It will not be necessary for stockholders to exchange their old certificates. However, those stockholders who wish to obtain new certificates should contact the transfer agent, Manhattan Transfer Registrar Company, 57 Eastwood Road, Miller Place, NY 11764, Phone: (631) 928-7655.

Tax Impact of the Reverse Split. The following discussion summarizing material federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to shareholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split, will not generally result in recognition of a gain or loss to the shareholders. Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. The adjusted tax basis of a shareholder in the Common Stock received after the Reverse Split will be the same as the adjusted tax basis of the Common Stock held prior to the Reverse Split exchanged therefor, and the holding period of the Common Stock received after the Reverse Split will include the holding period of the Common Stock held prior to the Reverse Split exchanged therefor.

No gain or loss will be recognized by the Company as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERS SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

SHARE CERTIFICATES.

Following the Reverse Split, the share certificates you now hold will continue to be valid. In the future, new share certificates will reflect the reverse split, but this in no way will affect the validity of your current share certificates.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Articles of Incorporation of the Company were amended to reflect the Name Change and Reverse Split discussed above. Please refer to Item 3.03 above for a full discussion of the changes that were made to the Articles of Incorporation pursuant to the Name Change and Reverse Split.

Item 5.07 Submission of Matters to a Vote of Securities Holders

The Name Change and Reverse Split proposal was submitted for a vote to the securities holders of the Company. Please refer to Item 3.03 above for a full discussion of the vote of the securities holders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Elite Data Services, Inc.

Date: January 9, 2014	By:	/s/ Steven Frye
Steven Frye
Chief Executive Officer

Exhibit Index